UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

001-35882 (Commission File Number)
Delaware (State or other jurisdiction of incorporation)	43-2099257 (IRS Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Performance Share Award Agreement. At a meeting held on December 5, 2016, the Compensation Committee of Blackhawk Network Holdings, Inc. (the “Company”) approved amendments to the 2016 Performance Share Award Agreements entered into on February 22, 2016 under the 2013 Equity Incentive Award Plan (the “Existing Agreements”), a form of which was filed as Exhibit 10.2 to the current report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2016, in order to correct a scrivener’s error in the benefit formula set forth therein. In particular, the calculation of the annual target number of performance shares was changed from 0.5 times the aggregate target number of performance shares set forth in the grant notice to 1/3 times the aggregate target number of performance shares. A form of the corrected 2016 Performance Share Award Agreement is filed as Exhibit 10.1 to this current report on Form 8-K. All performance share award holders who are parties to the Existing Agreements executed consent letters agreeing to such correction.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Form of 2016 Performance Share Award Agreement for 2013 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.

Date: December 9, 2016	By:	/s/ Kirsten Richesson
	Name:	Kirsten Richesson
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2016 Performance Share Award Agreement for 2013 Equity Incentive Award Plan.